EXHIBIT 3
                                     BYLAWS
                                       OF
                        GREEN MOUNTAIN POWER CORPORATION
                      (As Amended Through December 8, 2003)
ARTICLE  I
Shareholders
Section  1.  Annual  Meeting.
     The annual meeting of the shareholders shall be held at such place within or without the State of Vermont as is designated in the notice of the meeting, on the third Thursday in May in each year, if it be not a legal holiday, and if it be a legal holiday, on the next succeeding day not a legal holiday; provided, however, that a majority of the board of directors, acting at a regular or special meeting of such board, may specially determine an alternative time and place for the holding of any annual meeting.
     To be properly brought before an annual or special meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or
(c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder's notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation, not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation's proxy statement in connection with the last annual meeting of shareholders or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, not less than 60 days before the date of the applicable annual meeting. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's stock transfer books, of such shareholder proposing such business, (c) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice, (d) the class, series and number of shares of stock of the Corporation beneficially owned by the shareholder and (e) any material interest of the shareholder in such business. The secretary of the Corporation shall deliver each such shareholder's notice that has been timely received to the board of directors or a committee designated by the board of directors for review. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1. The chair of an annual meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this Section 1. If the chair should so determine, he or she shall so declare to the meeting and the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 1, a shareholder seeking to have a proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (the ""Exchange Act""), including, but not limited to, Rule 14a-8 or its successor provision. (Amended December 4, 1975, August 31, 1982 and December 8, 2003.)



Section  2.  Special  Meetings.
     Special meetings of the shareholders may be called, to be held at such place within or without the State of Vermont as is designated in the notice of the meeting, by the chair of the board of directors, the chief executive officer, the president or a majority of directors, and, subject to the provisions of law and of the articles of incorporation, as amended, shall be called by the secretary, or in case of the death, absence, incapacity or refusal of the secretary, by any other officers of the Corporation, upon written application of shareholders who are entitled to vote and who hold at least ten percent of all the shares at the time issued and outstanding and entitled to vote at the meeting, stating the time, place and purpose of the meeting.
(Amended  May  13,  1981,  September  8,  1988  and  December  8,  2003.)
Section  3.  Notice  of  Meeting.
     A written or printed notice of each meeting of shareholders, stating the place, day and hour thereof and, in case of a special meeting, the purpose for which the meeting is called, shall be given by the secretary, at least 10 days and not more than 60 days before such meeting, to each shareholder entitled to vote thereat, by leaving such notice with him or her at his or her residence or usual place of business, or by mailing it, postage prepaid and addressed to such shareholder at his or her address as it appears upon the books of the Corporation. In the absence or disability of the secretary, such notice may be given by a person designated either by the secretary or by the person or persons calling the meeting or by the board of directors. No notice of the time, place or purpose of any regular or special meeting of the shareholders shall be required if every shareholder entitled to notice thereof is present in person or is represented at the meeting by proxy or if every such shareholder, or his or her attorney thereunto authorized by a writing which is filed with the records of the meeting, waives such notice. Notwithstanding the above, if the purpose for such a special meeting of shareholders requested by written application of shareholders under Section 3 of Article I of these bylaws relates to or involves in any way a merger, statutory share exchange or consolidation of the corporation or a sale, lease, exchange, pledge or other disposition of all, or substantially all, the property and assets of the Corporation not made in the usual and regular course of business, such notice must be given at least 30 days and not more than 60 days before such special meeting. (Amended September 8, 1988, March 7, 1994 and December 8, 2003.)
Section  4.  Quorum.
     Except as otherwise provided by law, the articles of incorporation or these bylaws, at any meeting of the shareholders, a majority of the shares of stock issued and outstanding and entitled to vote upon a question to be considered at the meeting shall constitute a quorum for the consideration of such question, except that where a separate vote by a class or classes or series thereof or separate voting group is required by law, the articles of incorporation or these bylaws, a majority of the votes entitled to be cast by such class or classes or a series thereof or a separate voting group shall constitute a quorum with respect to that matter, but a lesser interest may adjourn any meeting from time to time, and the meetings may be held as adjourned without further notice. When a quorum is once present, it shall not be broken by the subsequent withdrawal of any shareholders. When a quorum is present at any meeting, a majority of shares of stock represented thereat and entitled to vote shall, except where a larger vote is required by law, by the articles of incorporation, or by these bylaws, decide any question brought before such meeting. (Amended December 8, 2003.)
Section  5.  Proxies  and  Voting.
     Shareholders who are entitled to vote shall have one vote for each share of stock owned by them. Shareholders may vote either in person or by proxy in writing dated not more than 11 months before the meeting named therein, which shall be filed with the secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment of such meeting.
Section  6.  Electronic  Authorization.
     The secretary or the president or any vice president may approve procedures to enable a shareholder or a shareholder's duly authorized attorney-in-fact to authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram, internet transmission, telephone transmission or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the inspector(s) of election can determine that the transmission was authorized by the shareholder or the shareholder's duly authorized attorney-in-fact. If it is determined that such transmissions are valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 6 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. (Amended December 8, 2003.)
Section  7.  Inspectors.
     At every meeting of the shareholders for election of directors, the proxies shall be received and taken in charge, all ballots shall be received and counted and all questions concerning the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by one or more inspectors. Such inspector(s) shall be appointed by the chair of the meeting. They shall be sworn faithfully to perform their duties and shall in writing certify to the returns. No candidate for election as director shall be appointed or act as inspector. (Amended December 8, 2003.)
ARTICLE  II

Directors
Section  1.  Powers.
The board of directors shall have, and may exercise all the powers of the Corporation, except such as are conferred upon the shareholders by law, by the articles of incorporation, and by these bylaws.
Section  2.  Nomination  and  Election.
(a)At each annual meeting of shareholders, the shareholders entitled to vote shall elect the directors. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this
Section 2. Nominations of persons for election to the board of directors may be made by the board of directors or any committee designated by the board of directors or by any shareholder of record of the corporation entitled to vote for the election of directors at the applicable meeting of shareholders who complies with the notice procedures set forth in this Section 2. Such nominations, other than those made by the board of directors or any committee designated by the board of directors, may be made only if written notice of a shareholder's intent to nominate one or more persons for election as directors at the applicable meeting of shareholders has been given, either by personal delivery or by United States certified mail, postage prepaid, to the secretary of the Corporation and received (i) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation's proxy statement in connection with the last annual meeting of shareholders, or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, not less than 60 days before the date of the applicable annual meeting, or (iii) with respect to any special meeting of shareholders called for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such shareholder's notice shall set forth:
(A) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation's stock transfer books, of such shareholder, (ii) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (iii) the class and number of shares of stock of the Corporation beneficially owned by such shareholder and (iv) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; and (B) as to each person whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and, if known, residence address of such person,
(ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation that are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act and (v) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected. The secretary of the Corporation shall deliver each such shareholder's notice that has been timely received to the board of directors or a committee designated by the board of directors for review. Any person nominated for election as director by the board of directors or any committee designated by the board of directors shall, upon the request of the board of directors or such committee, furnish to the secretary of the Corporation all such information pertaining to such person that is required to be set forth in a shareholder's notice of nomination. The chair of the meeting of shareholders shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 2. If the chair should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.
(b)The board of directors shall consist of between seven and ten members, as determined by vote of the board of directors from time to time, and shall be elected at the annual meeting of the shareholders or at a special meeting held in place thereof. The board of directors may not, pursuant to this section, vote to eliminate the position of a currently serving director before the expiration of his or her term, but may by amendment of these bylaws eliminate any vacant position on the board that may exist. Subject to law, to the articles of incorporation and to the other provisions of these bylaws, each director shall hold office until his or her term of office expires and until his or her successor shall have been elected and qualified. Until the 2004 Annual Meeting of Shareholders of the Corporation, the directors shall be divided, with respect to the terms for which they severally hold office, into three classes, hereby designated as Class I, Class II and Class III. Each class shall have at least two directors and the three classes shall be as nearly equal in number as possible. Thereafter, directors shall be of a single class. The board of directors shall elect from its members a chair of the board of directors who will serve as such for one year or during the balance of his or her term as a director, whichever is less, and until a successor is elected and qualified. (Amended May 18, 1995, February 10, 1997, February 7, 2000 and December 8, 2003.)
Section  3.  Duties  of  the  Chair.
The chair of the board of directors shall, when present, preside at all meetings of the shareholders and at all meetings of the board of directors. The chair shall have the authority to call special meetings of the shareholders or the board of directors. The chair shall have the authority to adjourn meetings of the shareholders from time to time in his or her discretion without notice to the shareholders other than by announcement at the meeting. He or she shall perform such other duties as may be from time to time delegated to him or her by the board of directors. (Amended May 13, 1981 and December 8, 2003.)
Section  4.  Regular  Meetings.
Regular meetings of the board of directors may be held at such places and at such times as the board may by vote from time to time determine, and if so determined, no notice thereof need be given. A regular meeting of the board of directors may be held without notice immediately after, and at the same place as the annual meeting of the shareholders, or the special meeting of the shareholders held in place of such annual meeting.
Section  5.  Special  Meetings.
Special meetings of the board of directors may be held at any time and at any place when called by the chair of the board of directors, chief executive officer, president, treasurer, or two or more directors, reasonable notice thereof being given to each director, or at any time without call or formal notice, provided all the directors are present or waive notice thereof by a writing which is filed with the records of the meeting. In any case it shall be deemed sufficient notice to a director to give him personal notice or to send notice by mail, telegram, cablegram, facsimile telecommunication or other means of electronic transmission at least forty-eight hours before the meeting addressed to him or her at his or her usual or last known business or residence address. (Amended December 8, 2003.)
Section  6.  Quorum  and  Participation.
(a)A majority of the board of directors shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members in attendance thereat shall decide any question brought before such meeting.
(b)Members of the board of directors and any committee designated by the board of directors, may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such a manner shall constitute presence in person at such meeting for all purposes. (Amended September 21, 1973, and May 13, 1981 and December 8, 2003.)
Section  7.  Vacancies  and  Newly-created  Directorships.
If any vacancies occur on the board of directors by reason of (i) the death of any director, (ii) the resignation of any director, or (iii) the retirement or removal from office of any director, all the directors then in office, although less than a quorum may by a majority vote of the directors in office choose a successor or successors. Unless sooner displaced, the directors so chosen shall hold office until the election of their successors at the next annual meeting of shareholders. If the directors remaining in office after the occurrence of a vacancy shall be unable by a majority vote of the directors in office to fill such vacancy within thirty (30) days of the occurrence thereof, the president or the secretary may call a special meeting of the shareholders at which such vacancy shall be filled. Any directorship to be filled by reason of an increase in the number of directors shall be filled, at a special meeting of shareholders called for that purpose or in the event no such special meeting is so called, then at the next annual meeting. (Amended December 8, 2003.)

ARTICLE  III

Executive  and  Other  Committees
Section  1.  Executive  Committee.
The board of directors may, by vote of a majority of their entire number, elect from their own number an executive committee of not less than three members and up to two alternate members, which committee may be vested with the management of the current and ordinary business of the Corporation, including the fixing and altering of the powers and duties of the several officers and agents of the Corporation, the election of additional officers and agents of the Corporation, the election of additional officers and agents, and the filling of vacancies other than on the board of directors, and with power to authorize purchases, sales, contracts, offers, conveyances, transfers and negotiable instruments except as otherwise provided by law. A majority of the members of the executive committee shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. The executive committee may make rules not inconsistent herewith for the holding and conduct of its meetings. The chief executive officer shall at all times be a member of the executive committee. The board of directors shall elect from its members a chair of the executive committee who shall preside at meetings of the executive committee. The chair shall also perform such other duties as may be from time to time delegated to him or her by the executive committee, and will serve as such for one year or during the balance of his or her term as a member of the executive committee, whichever is less, and until a successor is elected and qualified. In the absence of a quorum at any meeting of the executive committee, its chair or, in his or her absence, the chief executive officer, may designate one of the alternate members, previously approved by a majority of the board of directors, to serve as a temporary member of the executive committee during such meeting. Any action taken by the executive committee will require the unanimous vote of all members of the executive committee present and voting at any meeting. (Amended March 20, 1974; June 13, 1974; June 12, 1975; February 28, 1980; May
13,  1981,  March  1,  1985  and  December  8,  2003.)
The executive committee shall report its action to the board of directors. The board of directors shall have the power to rescind any vote or resolution of the executive committee, but no such rescission shall have retroactive effect.
Section  2.  Other  Committees.
The board of directors may, by majority vote at any meeting, create any other committees and delegate to such committees any powers, duties and responsibilities as may be consistent with or required by the laws of the State of Vermont, the articles of incorporation of the Corporation or the rules or regulations of any national securities exchange or quotation system on which the Corporation's securities are then listed or quoted. The resolutions creating such committees or electing its members may provide for a chair of the committee or such selection may be left to the committee itself. The compensation, if any, to be paid members of the committees for committee services shall be established by the board of directors. (Amended August 17, 1976 and December 8, 2003.)
Section  3.  Removals.
The board of directors may remove from the executive committee or any other committee any member thereof with or without cause. (Amended December 8, 2003.)
Section  4.  Vacancies.
Any vacancy in the executive committee or any other committee shall be filled by the board of directors. (Amended December 8, 2003.)
ARTICLE  IV

Officers  and  Agents
Section  1.  Election  and  Appointment.
The officers shall be a chief executive officer, a president, a secretary, a treasurer, and such other officers and agents as the board of directors and executive committee may elect. The chief executive officer, president, treasurer and secretary shall be elected annually by the board of directors after its election by the shareholders and will hold office for one year and until their successors are elected and qualified. Any two or more offices may be filled by the same person, except the offices of president and secretary. The other officers and agents shall hold office during the pleasure of the board of directors or for such terms as the board of directors or executive committee shall prescribe. Each officer shall, subject to these bylaws, have in addition to the duties and powers herein set forth such duties and powers as are commonly incident to his office, and such duties and powers as the board of directors or executive committee shall from time to time designate. (Amended March 20, 1974, and May 13, 1981.)
Section  2.  (Repealed  March  20,  1974.)
Section  3.  (Repealed  March  20,  1974.)
Section  4.  Chief  Executive  Officer,  President  and  Vice  Presidents.
The chief executive officer shall have all powers and perform all duties incidental to such office and, in the absence of the chair of the board of directors, he or she shall preside at all meetings of the shareholders and the board of directors, and in the absence of the chair of the executive committee, at all meetings of the executive committee. The president shall be the chief administrative officer of the Corporation and shall have all powers and perform all duties incidental thereto. He or she shall have custody of any treasurer's bond. Any vice president shall have such powers as the board of directors or executive committee shall from time to time designate. (Amended March 20, 1974; February 28, 1980, May 13, 1981 and December 8, 2003.)
Section  5.  Secretary.
The secretary shall record all votes and proceedings of the shareholders and of the directors or any executive committee thereof and shall have custody of the corporate seal and of the corporate records and keep such records at the principal office of the Corporation. He or she shall keep a record book containing the names of the shareholders, their addresses and the number of shares held by each, the time when they respectively acquired the shares and the time of any transfer thereof unless a majority of the shareholders approves a transfer agent to keep such record book, rather than the secretary. He or she shall procure and file in his own office certified copies of all documents required to be filed with the secretary of state, except the annual report of the company. In the absence of the secretary at any meeting, a temporary secretary shall be chosen to record the proceedings of such meeting. Any assistant secretary will have such powers as the board of directors or executive committee shall from time to time designate. (Amended May 13, 1976 and December 8, 2003.)
Section  6.  Treasurer.
The treasurer shall, subject to the direction and under the supervision of the board of directors and executive committee, have general charge of the financial concerns of the Corporation and the care and custody of the funds and valuable papers of the Corporation, except his own bond, and he or she shall have power to endorse for deposit or collection all notes, checks, drafts, etc., payable to the Corporation or its order, and to accept drafts on behalf of the Corporation. He or she shall keep, or cause to be kept, accurate books of account, which shall be the property of the Corporation. If required by the board of directors, he or she shall give bond for the faithful performance of his duty in such form, in such sum, and with such sureties as the board of directors or executive committee shall require.
Any assistant treasurer shall have such powers as the board of directors or executive committee shall from time to time designate. (Amended December 8, 2003.)
Section  7.  Removals.
The board of directors may remove from office any officer or agent of the Corporation with or without cause. (Amended December 8, 2003.)
Section  8.  Vacancies.
If the office of any officer or agent, one or more, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the directors may choose by a majority vote of their entire number a successor or successors, who shall hold office for the unexpired term, subject to the provisions of the articles of incorporation and Section 1 of this Article IV. The executive committee shall have like power to fill any such vacancy in any office to which the executive committee has power to appoint, unless such vacancy shall have been filled by the board of directors. (Amended December 8, 2003.)
ARTICLE  V

Capital  Stock
Section  1.  Certificates.
Each shareholder shall be entitled to a certificate or certificates signed by the president and the treasurer or secretary and separately by the chief executive officer, if that position is not held by the president, and which shall certify the number and class of paid-up shares held by him or her in the Corporation. These signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered with and signed by a registrar other than the Corporation or an employee thereof. Such certificate shall be in such form, consistent with the articles of incorporation and Vermont law, as may be prescribed by the board of directors or the executive committee, duly numbered and sealed with the corporate seal of this corporation or a facsimile thereof. No certificate for any share of this corporation shall be issued until it is fully paid. The board of directors or the executive committee may appoint one or more transfer agents and/or registrars for its stock of any class or classes and may require stock certificates to be countersigned and/or registered by one or more of them. In case any officer or officers who shall have signed or whose facsimile signature shall have been used or printed on any certificate or certificates for shares shall cease to be such officer or officers of the Corporation before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall nevertheless be conclusively deemed to have been adopted by the Corporation by the use and delivery thereof and shall be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers and as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures had been used thereon had not ceased to be such officer or officers of this corporation. (Amended March 4, 1982 and December 8, 2003.)
Section  2.  Transfer  Books.
The secretary or an assistant secretary appointed by the board of directors shall keep the stock and transfer books of the Corporation and a record of all certificates of stock issued and of all transfers of stock and a register of all the shareholders, their addresses, the number of shares held by each, the time when they acquired the shares and the time of any transfers thereof in books provided and approved by the board of directors or executive committee for that purpose, except that such books may be kept by a transfer agent rather than the secretary when such transfer agent is approved by the vote of a majority of the shareholders. The transfer books of the capital stock of the Corporation may be closed for such period from time to time in anticipation of shareholders' meetings or the declaration or payment of dividends, as the board of directors or executive committee may determine but such period shall not exceed 60 days, and, if the transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books as provided in the preceding paragraph, the board of directors or the executive committee may fix in advance a date preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such shareholders as shall be shareholders of record on the date fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid, but such record date shall not in any case be more than 70 days and, in the case of a meeting of shareholders, shall not be less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. (Amended March 7, 1994 and December 8, 2003.)
Section  3.  Transfer  of  Shares.
Subject to the restrictions, if any, imposed by the articles of incorporation, title to a certificate of stock and to the shares represented thereby shall be transferred only by delivery of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a written power of attorney to sell, assign, or transfer the same or the shares represented thereby, properly executed; but the person registered on the books of the Corporation as the owner of shares shall have the exclusive right to receive dividends thereon and to vote thereon as such owner, shall be held liable for such calls and assessments, if any, as may lawfully be made thereon, and except only as may be required by law, may in all respects be treated by the Corporation as the exclusive owner thereof.
It shall be the duty of each shareholder to notify the Corporation of his or her post office address. (Amended December 8, 2003.)
Section  4.  Loss  of  Certificates.
In case of the alleged loss or destruction, or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such reasonable terms as the board of directors may prescribe.
ARTICLE  VI

Seal
     The seal of the Corporation shall, subject to alteration by the board of directors or executive committee, consist of a flat-faced circular die with words Green Mountain Power Corporation: Corporate Seal 1893, cut or engraved thereon.
ARTICLE  VII

Execution  of  Papers
     Except as the board of directors or executive committee may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation, shall be signed by the chair of the board, chief executive officer, president, a vice president or the treasurer, or such other officer or employee as designated in writing by the president. (Amended May 13, 1981, May 15, 1986 and December 8, 2003.)
ARTICLE  VIII

Fiscal  Year
     Except as from time to time otherwise provided by the board of directors, the fiscal year of the Corporation shall be the calendar year.
ARTICLE  IX

Amendments
     These bylaws may be amended, altered or repealed by the board of directors or at any meeting of the shareholders, by the holders of a majority of all stock issued, outstanding and entitled to vote, provided notice of the proposed amendment, alteration or repeal is given in the notice of said meeting.
ARTICLE  X

Restrictions  on  Transfer
     The restrictions on transfer of Rights to purchase Common Stock contained in the Rights Agreement between the Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (or any successor Rights Agent duly appointed in accordance with the terms of the Rights Agreement), dated as June 17, 1998, are hereby authorized and imposed by these bylaws.
ARTICLE  XI

Indemnification  and  Insurance
Section  1.  Definitions.
For  purposes  of  this  Article  XI,  the  following  definitions  shall apply:
(a)""Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if the director's duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.
(b)"Expenses" mean the reasonable costs incurred in connection with a proceeding, including reasonable attorneys' fees.
(c)"Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.
(d)"Official  capacity"  means:
(i) when used with respect to a director, the office of director in a corporation; and
(ii) when used with respect to an individual other than a director, as contemplated in Section 6 of this Article XI, the office in the Corporation held by the officer or the employment agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust employee benefit plan, or other enterprise.
(e)"Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
(f)"Proceeding" means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.
(g)"Special legal counsel" means counsel that has never been an employee of the Corporation and who has not, and whose firm has not, performed legal services for the Corporation pertaining to the matter for which indemnification is sought for a period of at least two years before retention as special counsel.
Section  2.  Authority  to  Indemnify;  Mandatory  Indemnity.
(a)Except as provided in Subsection d of this Section 2, the Corporation shall indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:
(i)the  director  conducted  himself  or  herself  in  good  faith;
and
(ii)  the  director  reasonably  believed:
(A) in the case of conduct in the director's official capacity with the Corporation, that the director's conduct was in its best interests; and
(B) in all other cases, that the director's conduct was at least not opposed to its best interests; and
(iii) in the case of any proceeding brought by a governmental entity, the director had no reasonable cause to believe his or her conduct was unlawful, and the director is not finally found to have engaged in a reckless or intentional unlawful act.
(b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (a)(ii)(B) of this Section.
(c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Section.
(d)  The  Corporation  may  not  indemnify  a  director  under  this  Section:
(i) in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or
(ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.
(e) Indemnification permitted under this Section 2 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section  3.  Mandatory  Indemnification.
The Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the Corporation against reasonable expenses incurred by the director in connection with the proceeding.
Section  4.  Advance  for  Expenses.
(a) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:
(i) the director furnished the Corporation a written affirmation of his or her good faith belief that the director has met the standard of conduct described in
Section  2  above;
(ii) the director furnishes the Corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct; and
(iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article XI.
(b) The undertaking required by Subsection (a)(ii) of this Section 4 must be an unlimited general obligation of the director, but need not be secured and may be accepted by the Corporation without reference to financial ability to make repayment.
(C) Determinations and authorizations of payments under this Section shall be made in the manner specified in Section 5 of this Article XI.
Section  5.     Determination  and  Authorization  of  Indemnification.
(a) Except as provided in Section 4 of this Article XI, the Corporation may not indemnify a director under Article XI of these Bylaws prior to the final resolution of a proceeding, whether by judgment, order, settlement, conviction, plea or otherwise, and unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Section 2 of this Article XI.
(b) The determination required by Subsection (a) of this Section 5, in accordance with the terms of Section 2 of this Article XI shall be made:
(i) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;
(ii) if a quorum cannot be obtained under subdivision (i) of this Subsection, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;
(iii)  by  written  opinion  of  special  legal  counsel:
(A) selected by the Board of Directors or its committee in the manner prescribed in subdivision (i) or (ii); or
(B)  if  a quorum of the Board of Directors cannot be obtained under subdivision
(i) and a committee cannot be designated under subdivision (ii), selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or
(iv) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.
(c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Subsection
(b)(iii)  of  this  Section  5  to  select  counsel.
Section  6.  Indemnification  of  Officers,  Employees  and  Agents.
(a) An officer of the Corporation who is not a director, and including as officers those persons described in Section 1 of Article IV of the Bylaws, is entitled to mandatory indemnification under Section 3 of Article XI and is entitled to apply for court-ordered indemnification under the Vermont Business Corporation Act, in each case to the same extent as a director;
(b)The Corporation shall indemnify and advance expenses under this Article XI to an officer of the Corporation who is not a director to the same extent as a director and may indemnify and advance expenses under this Article XI to an employee or agent of the Corporation who is not a director or an officer (as provided in Subsection (a) of this Section 6) to the same extent as a director.
Section  7.  Non-Exclusivity.
The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
Section  8.  Insurance.
The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him or her in that capacity or arising out of his or her status as such director, officer, employee or agent, whether or not the Corporation would have power to indemnify him or her against such liability under the provisions of Sections 2 and 3 of this Article XI or otherwise under the provisions of the Vermont Business Corporation Act.
Section  9.  Amendment  or  Repeal.


No right provided to any person pursuant to this Article XI may be reduced or eliminated by any amendment or repeal of this Article XI with respect to any act or omission occurring before such amendment or repeal. (Amended December 8, 2003).